UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 7, 2018

WSI Industries, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-00619	41-0691607
(Commission File Number)	(I.R.S. Employer Identification No.)

213 Chelsea Road Monticello, MN	55362
(Address Of Principal Executive Offices)	(Zip Code)

(763) 295-9202

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Items under Sections 1 through 4 and 8 through 9 are not applicable and therefore omitted.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On November 7, 2018, WSI Industries, Inc. (the “Company”) held a special meeting of its shareholders (the “Special Meeting”). Of the 9 2,971,303 shares of the Company’s common stock outstanding on the September 28, 2018 record date and entitled to vote at the Special Meeting, 2,098,251 shares, or approximately 70.6%, were present at the Special Meeting either in person or by proxy.

The following describes the matters considered by the Company’s shareholders at the Special Meeting, as well as the results of the votes cast at the meeting:

1.	To approve the Agreement and Plan of Merger, dated as of September 5, 2018, by and among WSI Industries, Inc., Polaris Industries Inc., and Iceman Merger Sub, Inc., pursuant to which WSI Industries would be acquired by way of a merger and become a wholly-owned subsidiary of Polaris Industries (referred to as the “merger proposal”).

For	Against	Abstain
1,978,108	108,495	11,648

2.	To approve, in a non-binding advisory vote, certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger (referred to as the “merger-related compensation proposal”).

For	Against	Abstain
1,478,477	266,139	353,635

3.	To approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger proposal at the time of the special meeting (referred to as the “adjournment proposal”).

For	Against	Abstain
1,989,590	102,597	6,064

Accordingly, the merger proposal and the merger-related compensation proposal were each approved at the Special Meeting. Because the merger proposal was approved at the Special Meeting, no vote was called on the adjournment proposal.

The merger approved by the Company’s shareholders as part of the merger proposal is expected to close on November 7, 2018, subject to customary closing conditions.

2

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and beliefs of the Company’s management and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to risks and uncertainties including, without limitation: (1) Risks related to the consummation of the merger, including the risks that (a) the merger may not be consummated within the anticipated time period, or at all, or (b) the conditions to the consummation of the merger under the merger agreement may not be satisfied; (2) the effects that any termination of the merger agreement may have on the Company and its business, including the risks that (a) the Company’s stock price may decline significantly if the merger is not completed, (b) the merger agreement may be terminated in circumstances requiring the Company to pay Polaris Industries a termination fee of $810,000 and (c) the circumstances of the termination, including the possible imposition of a 12-month tail period during which the termination fee could be payable upon certain subsequent transactions, may have a chilling effect on alternatives to the merger; (3) the effects that the announcement or pendency of the merger may have on the Company and its business, including the risks that (a) the Company’s business, operating results or stock price may suffer, (b) the Company’s current plans and operations may be disrupted, (c) the Company’s ability to retain or recruit employees may be adversely affected, (d) the Company’s business relationships with customers (particularly customers other than Polaris) and suppliers may be adversely affected, (e) the Company’s management’s and other employees’ attention may be diverted from the Company’s ongoing operations due to the proposed merger; (4) the effect of limitations that the merger agreement places on the Company’s ability to operate the Company’s business or engage in strategic transactions as an alternative to the proposed merger; or (5) the nature, cost and outcome of any litigation and other legal proceeding, including any proceeding related to the merger.

For a further list and description of the risks and uncertainties affecting the Company, see its filings with the SEC, including those described under the heading “Risk Factors” in Part I, Item 1A of its Annual Report on Form 10-K for the fiscal year ended August 27, 2017.

The forward-looking statements in this Form 8-K speak only as of the date of its filing. The Company is not under any obligation to, and expressly disclaims any obligation to, update or alter any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise, except as required by law.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WSI INDUSTRIES, INC.

By:	/s/ Michael J. Pudil
Michael J. Pudil
President and Chief Executive Officer

Date: November 7, 2018

4